SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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LIFETIME ACHIEVEMENT FUND, INC.
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Dear Fellow Shareholder,

In an effort to make our Fund more diversified, and less volatile (after witnessing in 2008 the near collapse of the House of Cards – both the Dollar and Euro), we inquired about investing into gold bullion, Swiss francs, and Swiss bonds.  To do that, the attorneys said we had to make some changes to the prospectus.  So we are requesting your approval to make changes relating to the Fund’s investment policies to add greater flexibility with the enclosed proxy.  We are also seeking shareholder approval of Mr. Taylor as a Director.

One of our goals is to move half of our gold hedge position from all stocks to gold bullion bars, to be held by a custodian for the benefit of the Fund.  More information regarding the strategy is in the prospectus.

Over the years, many of you have asked us, “Why don’t you move some of the investments over to a money market fund when you predict a stock market correction or worse?”  The answer is:  if there’s ever a panic, a “run on the bank,” China dumping dollars, a collapse in the derivative markets (remember that the 2008 collapse was caused by two trillion in derivatives going bad and today there are 1400 trillion in derivatives traded daily), there are many potential events that could collapse the Dollar and the Euro,  so we don’t want to be holding Dollar or Euro denominated paper to avoid a stock market decline just to then witness a collapse in the monetary system – and then our fiat money disappears.  (We came frightenly close to that in October - November of 2008).  So the next time we anticipate a potentially scary environment, to hedge the downside risk of the portfolio, we want to diversify into Swiss francs and Swiss bonds.

Also, when the Fund was created back in 2000, the attorneys used another fund’s prospectus as a template which contained a lot of “boiler plate” language that has no relevance to our Fund, therefore we are seeking your approval to update the Fund’s investment policies.

We recommend you vote FOR the proposed changes for the Fund and FOR the election of Mr. Taylor as a Director no later than November 1, 2010 by completing the attached proxy voting card.

Peace & Goodwill,

Roland Manarin
President - Portfolio Manager

Aron Huddleston, CFA
Vice President - Portfolio Manager

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